UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2007
VOLCANO CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	000-52045 (Commission File Number)	33-0928885 (I.R.S. Employer Identification Number)

2870 Kilgore Road, Rancho Cordova, CA (Address of Principal Executive Offices)	95670 (Zip Code)

800-228-4728 Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     On December 18, 2007, pursuant to the Agreement and Plan of Merger dated December 7, 2007, by and among Volcano Corporation (the “Registrant” or “Volcano”), Corazon Acquisition, Inc., a wholly-owned subsidiary of Volcano (“Merger Sub”), CardioSpectra, Inc. (“CardioSpectra”), and Paul Castella and Christopher E. Banas, as the Stockholders’ Representatives (the “Merger Agreement”), Merger Sub merged with and into CardioSpectra (the “Merger”). Pursuant to the terms of the Merger Agreement, Volcano paid $25 million in cash at closing (the “Closing Consideration”), to CardioSpectra’s shareholders and warrant holders, $2.5 million of which was contributed to and remains subject to an escrow fund which will be available for 12 months following the later of the closing of the Merger and the date of completion of any audit of CardioSpectra’s financial statements that Volcano may undertake, to indemnify Volcano and related indemnitees for certain matters, including breaches of representations and warranties and covenants made by Cardiospectra in the merger agreement. Volcano also agreed to payments of up to an additional $38 million payable upon the achievement of certain milestones. Such payments, if any, would be paid in either cash or shares of Volcano common stock, as determined by Volcano in its sole discretion. Additionally, Volcano assumed approximately $300,000 of CardioSpectra’s indebtedness.
     The foregoing description of the Merger contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the description set forth in Item 1.01 to the Company’s current report on Form 8-K filed on December 10, 2007.

Item 8.01	Other Events.
     On December 18, 2007, Volcano issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
     (a) Financial Statement of Business Acquired
     The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.
     (b) Pro Forma Financial Information
     The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.
     (d) Exhibits

Exhibit
Number	Description of Exhibit

99.1	Press Release issued by Volcano on December 18, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcano Corporation
Date: December 18, 2007	/s/ John T. Dahldorf
John T. Dahldorf
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press Release issued by Volcano on December 18, 2007

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